Exhibit 99.1

News Release

Investor Contacts:	Milt Childress
Executive Vice President and Chief Financial Officer

James Gentile
Vice President, Investor Relations

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina, 28209 www.enproindustries.com

Enpro Reports Strong Third Quarter 2022 Results, Raises 2022 Guidance

Third Quarter 2022 Highlights
(All results reflect comparisons to prior-year period, from continuing operations, unless otherwise noted)
(*Non-GAAP measure. See the attached schedules for adjustments and reconciliations to GAAP numbers)

•Sales from continuing operations of $280.1 million increased 33.6%; organic sales increased 16.2%

•Income from continuing operations attributable to EnPro Industries, Inc. was $26.2 million compared to $24.0 million last year

•Adjusted EBITDA* increased 70.2% to $71.3 million; adjusted EBITDA margin* increased 550 bps to 25.5%

•Diluted earnings per share from continuing operations attributable to EnPro Industries, Inc. was $1.26, compared to a diluted earnings per share of $1.16 last year

•Adjusted diluted earnings per share* from continuing operations increased 64.7% to $1.91 versus $1.16 last year

•Engineered Materials segment classified as discontinued operations in the third quarter of 2022. Divestitures of GGB and GPT expected to be completed in November

•Raising adjusted EBITDA guidance from continuing operations to $253-$260 million on 2022 revenue of $1.05-$1.09 billion, reflecting sustained execution and the strength of Enpro's optimized portfolio of high-margin industrial technology businesses serving secular growth markets

CHARLOTTE, N.C., November 1, 2022 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three and nine months ended September 30, 2022.

“Our strong performance in the third quarter demonstrates the agility and execution of our teams in delivering technologically-differentiated, critical products and solutions to our customers," said Eric Vaillancourt, President and Chief Executive Officer. "Enpro delivered organic sales growth of 16.2% and adjusted EBITDA margins rose above 25%, driven by outstanding performance in both of our Sealing Technologies and Advanced Surface Technologies segments. Our third quarter results reflect the sustained benefits of our portfolio reshaping strategy and the strength of our operating model, including our ability to offset cost increases through pricing initiatives."

Mr. Vaillancourt continued, “We continue to see firm demand trends across both of our segments, underscoring the enduring importance of our technologies and applied solutions. We are focused on building upon our leadership positions and capturing market share by expanding our portfolio of innovative, technology-driven offerings that safeguard critical environments. We are confident that these steps will drive sustainable long-term growth and significant value for our shareholders."

Financial Highlights - Continuing Operations (Excluding Engineered Materials Segment)
(Dollars in millions except per share data)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Net Sales	$280.1	$209.7	33.6%	$827.3	$627.7	31.8%
Income from Continuing Operations Attributable to EnPro Industries, Inc.	$26.2	$24.0	9.2%	$64.2	$58.5	9.7%
Diluted Earnings Per Share from Continuing Operations Attributable to EnPro Industries, Inc.	$1.26	$1.16	8.6%	$3.08	$2.82	9.2%
Adjusted Net Income from Continuing Operations Attributable to EnPro Industries, Inc.*	$39.8	$24.1	65.1%	$115.9	$69.5	66.8%
Adjusted Diluted Earnings Per Share from Continuing Operations*	$1.91	$1.16	64.7%	$5.56	$3.35	66.0%
Adjusted EBITDA*	$71.3	$41.9	70.2%	$203.9	$124.1	64.3%
Adjusted EBITDA Margin*	25.5%	20.0%		24.6%	19.8%
*Non-GAAP measure. See the attached schedules for adjustments and reconciliations to GAAP numbers.

Third Quarter 2022 Consolidated Results of Continuing Operations

Sales of $280.1 million increased 33.6% compared to the third quarter of 2021. Revenue growth from volume increases in the semiconductor, aerospace, food & pharma and heavy-duty truck markets, the contribution from strategic pricing actions, as well as the contribution from NxEdge, drove the increase in sales, partially offset by the impacts of foreign exchange translation and the polymer components divestiture completed in 2021. Excluding the impacts of acquired and divested businesses and foreign exchange translation, sales grew 16.2% year-over-year.

Corporate expenses of $9.1 million in the third quarter of 2022 decreased from $11.6 million in the third quarter of 2021, driven primarily by lower acquisition and divestiture costs and expenses incurred from the CEO transition last year.

Income from continuing operations attributable to EnPro Industries, Inc. was $26.2 million, compared to $24.0 million in the prior-year period. Diluted earnings per share attributable to EnPro Industries, Inc. was $1.26, compared to $1.16 in the prior-year period. The increase reflects the strong operating performance in the third quarter, with offsets of increased interest, depreciation and amortization expenses resulting from the NxEdge acquisition.

Adjusted net income from continuing operations attributable to EnPro Industries, Inc. of $39.8 million increased 65.1% compared to the third quarter of 2021 and adjusted diluted earnings per share from continuing operations increased 64.7% to $1.91, compared to $1.16 in the prior-year period.

Adjusted EBITDA of $71.3 million increased 70.2% compared to the prior-year period driven primarily by the addition of NxEdge, volume growth and pricing initiatives, partially offset by inflationary raw material costs, rising labor expenses, foreign exchange translation and the impact of divestitures completed in 2021. Adjusted EBITDA margin of 25.5% increased 550 basis points compared to the prior-year period.
Third Quarter 2022 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Technologies - Safeguarding environments with critical applications in diverse end markets
Garlock, STEMCO, and Technetics Group

	Quarters Ended September 30,			Nine Months Ended September 30,
(Dollars in millions)	2022	2021	Change	2022	2021	Change
Sales	$157.9	$146.9	7.5%	$467.4	$455.9	2.5%
Adjusted Segment EBITDA	$39.7	$34.5	15.1%	$118.1	$111.0	6.4%
Adjusted Segment EBITDA Margin	25.1%	23.5%		25.3%	24.3%

•Sales increased 7.5% versus the prior-year period driven by strong demand in the aerospace, food & pharma and heavy-duty truck markets, along with the impact of strategic pricing initiatives, partially offset by the impacts of foreign exchange translation and the divestiture of the polymer components business completed in 2021. Excluding the impacts of the divested business and foreign exchange translation, sales increased 16.6% versus the prior-year period.
•Adjusted segment EBITDA of $39.7 million was up 15.1% year-over-year. Strong volume and price increases offset inflationary pressures and wage expenses, as well as the effect of the polymer components divestiture. Excluding the impacts of the divestiture and foreign exchange translation, adjusted segment EBITDA increased 23.4% compared to the prior-year period.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, cleaning and refurbishment solutions and innovative optical filter products — NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended September 30,			Nine Months Ended September 30,
(Dollars in millions)	2022	2021	Change	2022	2021	Change
Sales	$122.5	$64.3	90.5%	$360.7	$178.2	102.4%
Adjusted Segment EBITDA	$39.9	$19.4	105.7%	$112.6	$52.3	115.3%
Adjusted Segment EBITDA Margin	32.6%	30.2%		31.2%	29.3%

•Sales increased 90.5% versus the prior-year period driven by the acquisition of NxEdge and continued strong demand in the semiconductor market. Excluding the impact of the NxEdge acquisition and foreign exchange translation, sales increased 15.1% year-over-year.
•Adjusted segment EBITDA increased 105.7% versus the prior-year period, driven primarily by the NxEdge acquisition and strong organic sales growth. Excluding the impact of the NxEdge acquisition and foreign exchange translation, adjusted segment EBITDA increased 27.3% compared to the prior-year period due strong volume growth, offset partially by continued investments to support growth initiatives.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $111.6 million of cash flow from operating activities of continuing operations during the nine months ended September 30, 2022 and $101.4 million of free cash flow, net of $10.2 million in capital expenditures. This compares to $77.5 million of cash flow from operating activities of continuing operations, or $66.6 million of free cash flow, net of $10.9 million in capital expenditures, in the prior-year period. The year-over-year change was driven primarily by higher operating profits. During the third quarter, the company paid a regular quarterly dividend of $0.28 per share, with dividend payments totaling $17.6 million for the first nine months of 2022.

Enpro ended the third quarter with total debt of $883.6 million and cash of $166.2 million. Outstanding letters of credit totaled $10.8 million.

Engineered Materials Segment Discontinued Operations

As previously announced, given the pending divestiture of GGB business and the ongoing strategic review of the Garlock Pipeline Technologies business (GPT), the Company has classified its Engineered Materials segment as discontinued operations. The Company expects to complete the divestitures of both GGB and GPT in November 2022, at which point it would completely exit its Engineered Materials segment.

Change in Inventory Accounting

Historically, two locations in the Sealing Technologies segment accounted for inventories under the last-in, first-out (“LIFO”) method. During the third quarter of 2022, to better align with the accounting practices of peers and to harmonize the accounting method for inventories internally, Enpro converted the inventory accounting for these businesses to the first-in, first out (“FIFO”) method. This change in accounting has been retrospectively applied to consolidated financial statements, the impact of which benefited cost of goods sold and adjusted segment EBITDA of the Sealing Technologies segment in the first half of 2022 by $2.4 million.

Share Repurchase Authorization

Enpro’s Board of Directors approved a new share repurchase program in October 2022, replacing the previous $50 million authorization that recently expired. No shares were purchased under the prior repurchase program. Under the program, which is identical to the prior plan, the company may repurchase up to $50 million of shares in both open market and privately negotiated transactions. The company’s management determines the timing and amount of any such repurchases based on its evaluation of market conditions, capital alternatives, and other factors. Repurchases may also be made under Rule 10b5-1 plans, which permit the company to repurchase shares when it otherwise would be precluded from doing so under insider trading laws. The renewed share repurchase authorization expires in October 2024.

Quarterly Dividend

EnPro Industries, Inc. declared a regular quarterly dividend of $0.28 per share on October 26, 2022. The dividend is payable December 14, 2022 to shareholders of record as of the close of business on November 30, 2022.

2022 Continuing Operations Guidance

EnPro Industries, Inc. currently expects 2022 revenue from continuing operations to range from $1.05 billion to $1.09 billion. Adjusted EBITDA from continuing operations is expected to be in the range of $253 million to $260 million and adjusted diluted earnings per share from continuing operations is expected to be in the range of $6.55 to $6.90 per share, reflecting an improved outlook from previous guidance issued in early August, adjusted for the announced Engineered Materials divestitures.

EnPro Industries, Inc.
2022 Guidance Bridge
(Dollars in millions, except per share amounts)

	Sales		Adjusted EBITDA		Adj. Diluted EPS
	Low	High	Low	High	Low	High
Previous Guidance at 2Q:2022	Low-to-Mid Double Digits		$270	$280	$6.80	$7.30
Engineered Materials to Discontinued Operations (including stranded cost impact)*	$215	$225	$34	$36	$0.93	$1.00
Implied 2Q:2022 Guidance Excluding Engineered Materials	$1,041	$1,088	$236	$244	$5.87	$6.30
Increased Guidance at 3Q:2022	$1,050	$1,090	$253	$260	$6.55	$6.90
*Disclosure from announcement to exit the Engineered Materials segment on September 6, 2022
Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, November 1, at 8:30 a.m. Eastern Time to discuss third quarter 2022 financial results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference access code 13714143. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income attributable to EnPro Industries, Inc., adjusted diluted earnings per share attributable to EnPro Industries, Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2022 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: economic conditions in the markets served by Enpro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions; the impact of geopolitical activity on those markets, including instabilities associated with the armed conflict in Ukraine and any conflict or threat of conflict that may affect Taiwan; uncertainties with respect to the imposition of government embargoes, tariffs and trade protection measures, such as “anti-dumping” duties applicable to classes of products, and import or export licensing requirements, as well as the imposition of trade sanctions against a class of products imported from or sold and exported to, or the loss of “normal trade relations” status with, countries in which Enpro conducts business, which could significantly increase its cost of products or otherwise reduce sales and harm its business; impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain operations to be halted or otherwise curtailed for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers, as well as supply chain disruptions and materials cost increases that are not passed along to our customers; the extent to which the impacts from the COVID-19 pandemic could result in a reduction in demand for the company’s products and services, which could also result in asset impairment charges, including for goodwill; prices and availability of its raw materials, including as a result of the COVID-19 pandemic or instabilities from geopolitical conflicts; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact of any labor disputes; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K , describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance excludes changes in the number of shares outstanding, impacts from future and pending acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the third quarter, the impact of foreign exchange rate changes subsequent to the end of the third quarter, impacts from further spread of COVID-19, and environmental and litigation charges.

About Enpro

Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences. Enpro is listed on the New York Stock Exchange under the symbol “NPO”. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

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APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2022 and 2021
(In Millions, Except Per Share Data)
	Quarters Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Net sales	$280.1	$209.7	$827.3	$627.7
Cost of sales	169.3	126.0	509.5	378.3
Gross profit	110.8	83.7	317.8	249.4
Operating expenses:
Selling, general and administrative	65.8	60.0	205.1	182.5
Other	0.1	0.1	2.3	1.9
Total operating expenses	65.9	60.1	207.4	184.4
Operating income	44.9	23.6	110.4	65.0
Interest expense	(9.4)	(4.0)	(24.2)	(12.0)
Interest income	0.1	1.4	0.3	1.8
Other income (expense)	0.3	16.7	(1.7)	18.6
Income from continuing operations before income taxes	35.9	37.7	84.8	73.4
Income tax expense	(9.1)	(13.6)	(19.8)	(14.8)
Income from continuing operations	26.8	24.1	65.0	58.6
Income from discontinued operations, net of tax	0.7	3.9	13.9	16.9
Net income	27.5	28.0	78.9	75.5
Less: net income attributable to redeemable non-controlling interest	0.6	0.1	0.8	0.1
Net income attributable to EnPro Industries, Inc.	$26.9	$27.9	$78.1	$75.4

Income attributable to EnPro Industries, Inc. common shareholders:
Income from continuing operations, net of tax	$26.2	$24.0	$64.2	$58.5
Income from discontinued operations, net of tax	0.7	3.9	13.9	16.9
Net income attributable to EnPro Industries, Inc.	$26.9	$27.9	$78.1	$75.4

Basic earnings per share attributable to EnPro Industries, Inc.:
Continuing operations	$1.26	$1.17	$3.09	$2.84
Discontinued operations	0.03	0.19	0.67	0.82
Basic earnings per share	$1.29	$1.36	$3.76	$3.66
Average common shares outstanding	20.8	20.6	20.8	20.6

Diluted earnings per share attributable to EnPro Industries, Inc.:
Continuing Operations	$1.26	$1.16	$3.08	$2.82
Discontinued operations	0.03	0.19	0.66	0.81
Diluted earnings per share	$1.29	$1.35	$3.74	$3.63
Average common shares outstanding	20.9	20.7	20.9	20.8

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2022 and 2021
(In Millions)
	2022	2021
Operating activities of continuing operations
Net income	$78.9	$75.5
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	(13.9)	(16.9)
Depreciation	19.4	13.4
Amortization	58.5	33.3
Deferred income taxes	(1.9)	(2.7)
Stock-based compensation	4.6	3.4
Other non-cash adjustments	4.9	(15.2)
Change in assets and liabilities, net of effects of divestitures of businesses:
Accounts receivable, net	(17.0)	(21.8)
Inventories	(19.2)	(7.0)
Accounts payable	2.7	10.4
Other current assets and liabilities	(13.2)	2.6
Other non-current assets and liabilities	7.8	2.5
Net cash provided by operating activities of continuing operations	111.6	77.5
Investing activities of continuing operations
Purchases of property, plant and equipment	(10.2)	(10.9)
Proceeds from sale of businesses	0.6	38.9
Acquisitions	2.9	—
Receipts from settlements of derivative contracts	27.4	—
Other	—	0.2
Net cash used in investing activities of continuing operations	20.7	28.2
Financing activities of continuing operations
Proceeds from debt	60.5	—
Repayments of debt	(304.2)	(3.0)
Dividends paid	(17.6)	(16.8)
Other	(7.8)	(1.5)
Net cash used in financing activities of continuing operations	(269.1)	(21.3)
Cash flows of discontinued operations
Operating cash flows	8.8	20.3
Investing cash flows	(4.3)	(2.3)
Net cash provided by discontinued operations	4.5	18.0
Effect of exchange rate changes on cash and cash equivalents	(39.6)	(1.9)
Net increase (decrease) in cash and cash equivalents	(171.9)	100.5
Cash and cash equivalents at beginning of period	338.1	229.5
Cash and cash equivalents at end of period	$166.2	$330.0

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$15.8	$6.3
Income taxes, net	$35.8	$22.8

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of September 30, 2022 and December 31, 2021
(In Millions)
	September 30,	December 31,
	2022	2021
Current assets
Cash and cash equivalents	$166.2	$338.1
Accounts receivable, net	151.4	145.0
Inventories	150.2	135.9
Prepaid expenses and other current assets	34.4	35.8
Current assets held for sale	148.4	149.9
Total current assets	650.6	804.7
Property, plant and equipment, net	170.5	184.3
Goodwill	919.2	948.0
Other intangible assets	811.5	894.2
Other assets	142.8	143.4
Total assets	$2,694.6	$2,974.6

Current liabilities
Current maturities of long-term debt	$15.5	$12.7
Short-term debt	—	149.3
Accounts payable	72.9	72.0
Accrued expenses	129.1	116.5
Current liabilities held for sale	35.8	35.8
Total current liabilities	253.3	386.3
Long-term debt	868.1	963.9
Deferred taxes and non-current income taxes payable	148.8	166.1
Other liabilities	107.6	137.9
Total liabilities	1,377.8	1,654.2

Redeemable non-controlling interests	49.0	50.1

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	300.7	303.6
Retained earnings	1,011.4	953.1
Accumulated other comprehensive income	(43.3)	14.6
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,267.8	1,270.3
Total liabilities and equity	$2,694.6	$2,974.6

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Nine Months Ended September 30, 2022 and 2021
(Dollars in Millions)

Sales
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Sealing Technologies	$157.9	$146.9	$467.4	$455.9
Advanced Surface Technologies	122.5	64.3	360.7	178.2
	280.4	211.2	828.1	634.1
Less: intersegment sales	(0.3)	(1.5)	(0.8)	(6.4)
	$280.1	$209.7	$827.3	$627.7

Income from continuing operations attributable to EnPro Industries, Inc.	$26.2	$24.0	$64.2	$58.5

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Sealing Technologies	$39.7	$34.5	$118.1	$111.0
Advanced Surface Technologies	39.9	19.4	112.6	52.3
	$79.6	$53.9	$230.7	$163.3

Adjusted Segment EBITDA Margin
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Sealing Technologies	25.1%	23.5%	25.3%	24.3%
Advanced Surface Technologies	32.6%	30.2%	31.2%	29.3%
	28.4%	25.7%	27.9%	26.0%

Reconciliation of Adjusted Segment EBITDA to Income from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted Segment EBITDA	$79.6	$53.9	$230.7	$163.3
Acquisition and divestiture expenses	—	(0.3)	(0.4)	(0.4)
Non-controlling interest compensation allocation[1]	0.6	(1.3)	0.1	(4.1)
Amortization of the fair value adjustment to acquisition date inventory	(1.0)	(1.0)	(12.3)	(5.8)
Restructuring and impairment income (expense)	(0.1)	0.2	(1.2)	(1.8)
Depreciation and amortization expense	(25.7)	(15.4)	(77.7)	(46.5)
Corporate expenses	(9.1)	(11.6)	(31.4)	(37.2)
Interest expense, net	(9.3)	(2.6)	(23.9)	(10.2)
Other income, net	0.9	15.8	0.9	16.1
Income from continuing operations before income taxes	35.9	37.7	84.8	73.4
Income tax expense	(9.1)	(13.6)	(19.8)	(14.8)
Income from continuing operations	26.8	24.1	65.0	58.6

Less: net income attributable to redeemable non-controlling interests	0.6	0.1	0.8	0.1
Income from continuing operations attributable to EnPro Industries, Inc.	$26.2	$24.0	$64.2	$58.5

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense adjustment associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Nine Months Ended September 30, 2022 and 2021
(In Millions)

	Quarter Ended September 30, 2022
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Non-controlling interest compensation allocation[1]	$—	$(0.6)	$(0.6)
Amortization of the fair value adjustment to acquisition date inventory	$—	$1.0	$1.0
Restructuring and impairment expense	$0.1	$—	$0.1
Depreciation and amortization expense	$6.3	$19.4	$25.7

	Quarter Ended September 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$0.3	$—	$0.3
Non-controlling interest compensation allocation[1]	$—	$1.3	$1.3
Amortization of the fair value adjustment to acquisition date inventory	$—	$1.0	$1.0
Restructuring and impairment income	$(0.2)	$—	$(0.2)
Depreciation and amortization expense	$7.7	$7.7	$15.4

	Nine Months Ended September 30, 2022
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$—	$0.4	$0.4
Non-controlling interest compensation allocation[1]	$—	$(0.1)	$(0.1)
Amortization of the fair value adjustment to acquisition date inventory	$—	$12.3	$12.3
Restructuring and impairment expense	$0.6	$0.6	$1.2
Depreciation and amortization expense	$19.9	$57.8	$77.7

	Nine Months Ended September 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$0.4	$—	$0.4
Non-controlling interest compensation allocation[1]	$—	$4.1	$4.1
Amortization of the fair value adjustment to acquisition date inventory	$—	$5.8	$5.8
Restructuring and impairment expense	$1.8	$—	$1.8
Depreciation and amortization expense	$23.3	$23.2	$46.5

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Income from Continuing Operations Before Income Taxes to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Nine Months Ended September 30, 2022 and 2021
(In Millions, Except Per Share Data)
	Quarters Ended September 30,
	2022				2021
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Income from continuing operations attributable to EnPro Industries, Inc.	$26.2	20.9	$1.26		$24.0	20.7	$1.16
Net income attributable to redeemable non-controlling interests	0.6				0.1
Income tax expense	9.1				13.6
Income from continuing operations before income taxes	35.9				37.7

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	—				0.6
Non-controlling interest compensation allocations[1]	(0.6)				1.3
Amortization of acquisition-related intangible assets	19.1				10.7
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.1				(0.1)
Amortization of the fair value adjustment to acquisition date inventory	1.0				1.0
Adjustments from other non-operating expense:
Environmental reserve adjustment	0.1				4.5
Costs associated with previously disposed businesses	0.2				0.3
Net gain on sale of businesses	—				(19.5)
Pension income (non-service cost)	(0.7)				(2.0)
Other adjustments:
Other	0.3				0.1
Adjusted income from continuing operations before income taxes	55.4				34.6
Adjusted income tax expense	(15.0)				(10.4)
Net income attributable to redeemable non-controlling interests	(0.6)				(0.1)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$39.8	20.9	$1.91	2	$24.1	20.7	$1.16	2

	Nine Months Ended September 30,
	2022				2021
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Income from continuing operations attributable to EnPro Industries, Inc.	$64.2	20.9	$3.08		$58.5	20.8	$2.82
Net income attributable to redeemable non-controlling interests	0.8				0.1
Income tax expense	19.8				14.8
Income from continuing operations before income taxes	84.8				73.4

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	1.0				0.7
Non-controlling interest compensation allocations[1]	(0.1)				4.1
Amortization of acquisition-related intangible assets	57.8				32.2
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	2.2				2.0
Amortization of the fair value adjustment to acquisition date inventory	12.3				5.8
Adjustments from other non-operating expense:
Asbestos receivable adjustment	2.8				—
Environmental reserve adjustment	(0.2)				4.5
Costs associated with previously disposed businesses	0.8				0.7
Net loss (gain) on sale of businesses	0.1				(17.5)
Pension income (non-service cost)	(2.1)				(6.3)
Other adjustments:
Other	0.5				(0.2)
Adjusted income from continuing operations before income taxes	159.9				99.4
Adjusted income tax expense	(43.2)				(29.8)
Net income attributable to redeemable non-controlling interests	(0.8)				(0.1)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$115.9	20.9	$5.56	2	$69.5	20.8	$3.35	2

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.

The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 27.0% and 30.0% for 2022 and 2021, respectively. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense adjustment associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.
2 Adjusted diluted earnings per share.

EnPro Industries, Inc.
Reconciliation of Income from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Nine Months Ended September 30, 2022 and 2021
(In Millions)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Income from continuing operations attributable to EnPro Industries, Inc.	$26.2	$24.0	$64.2	$58.5
Net income attributable to redeemable non-controlling interests	0.6	0.1	0.8	0.1
Income from continuing operations	26.8	24.1	65.0	58.6

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	9.3	2.6	23.9	10.2
Income tax expense	9.1	13.6	19.8	14.8
Depreciation and amortization expense	25.7	15.4	77.9	46.7
Restructuring and impairment expense	0.1	(0.1)	2.2	2.0
Environmental reserve adjustment	0.1	4.5	(0.2)	4.5
Costs associated with previously disposed businesses	0.2	0.3	0.8	0.7
Net loss (gain) on sale of businesses	—	(19.5)	0.1	(17.5)
Acquisition and divestiture expenses	—	0.6	1.0	0.7
Pension income (non-service cost)	(0.7)	(2.0)	(2.1)	(6.3)
Non-controlling interest compensation allocation[1]	(0.6)	1.3	(0.1)	4.1
Asbestos receivable adjustment	—	—	2.8	—
Amortization of the fair value adjustment to acquisition date inventory	1.0	1.0	12.3	5.8
Other	0.3	0.1	0.5	(0.2)
Adjusted EBITDA	$71.3	$41.9	$203.9	$124.1

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the nine months ended September 30, 2022 approximately 46% of the adjusted EBITDA as presented above was attributable to EnPro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

EnPro Industries, Inc.
Reconciliation of Free Cash Flow (Unaudited)
(In Millions)

Free Cash Flow - Nine Months Ended September 30, 2022
Net cash provided by operating activities of continuing operations	$111.6
Purchases of property, plant, and equipment	(10.2)
Free cash flow	$101.4

Free Cash Flow - Nine Months Ended September 30, 2021
Net cash provided by operating activities of continuing operations	$77.5
Purchases of property, plant, and equipment	(10.9)
Free cash flow	$66.6

Supplemental Appendices

Select Historical Consolidated Financial Information and Reconciliations
Recast to Reflect Discontinued Operations and Change in Accounting Principle

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Four Quarters and Year Ended December 31, 2021
(In Millions, Except Per Share Data)
	Quarters Ended				Year Ended
	March 31,	June 30,	September 30,	December 31	December 31,
	2021	2021	2021	2021	2021
Net sales	$199.2	$218.8	$209.7	$212.7	$840.4
Cost of sales	120.7	131.6	126.0	134.0	512.3
Gross profit	78.5	87.2	83.7	78.7	328.1
Operating expenses:
Selling, general and administrative	59.7	62.8	60.0	77.8	260.3
Other	1.5	0.3	0.1	0.5	2.4
Total operating expenses	61.2	63.1	60.1	78.3	262.7
Operating income	17.3	24.1	23.6	0.4	65.4
Interest expense	(4.0)	(4.0)	(4.0)	(4.2)	(16.2)
Interest income	0.2	0.2	1.4	0.7	2.5
Other income (expense)	—	1.9	16.7	(4.3)	14.3
Income (loss) from continuing operations before income taxes	13.5	22.2	37.7	(7.4)	66.0
Income tax benefit (expense)	(2.4)	1.2	(13.6)	6.1	(8.7)
Income (loss) from continuing operations	11.1	23.4	24.1	(1.3)	57.3
Income from discontinued operations, net of tax	7.0	6.0	3.9	104.1	121.0
Net income	18.1	29.4	28.0	102.8	178.3
Less: net income (loss) attributable to redeemable non-controlling interest	0.1	(0.1)	0.1	0.3	0.4
Net income attributable to EnPro Industries, Inc.	$18.0	$29.5	$27.9	$102.5	$177.9

Income (loss) attributable to EnPro Industries, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$11.0	$23.5	$24.0	$(1.6)	$56.9
Income from discontinued operations, net of tax	7.0	6.0	3.9	104.1	121.0
Net income attributable to EnPro Industries, Inc.	$18.0	$29.5	$27.9	$102.5	$177.9

Basic earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$0.53	$1.14	$1.17	$(0.08)	$2.76
Discontinued operations	0.34	0.29	0.19	5.05	5.88
Basic earnings per share	$0.87	$1.43	$1.36	$4.97	$8.64
Average common shares outstanding	20.6	20.6	20.6	20.6	20.6

Diluted earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing Operations	$0.53	$1.13	$1.16	$(0.08)	$2.74
Discontinued operations	0.34	0.29	0.19	5.05	5.87
Diluted earnings per share	$0.87	$1.42	$1.35	$4.97	$8.61
Average common shares outstanding	20.7	20.8	20.7	20.6	20.8

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Three Quarters and Nine Months Ended September 30, 2022
(In Millions, Except Per Share Data)
	Quarters Ended			Nine Months Ended
	March 31,	June 30,	September 30,	September 30,
	2022	2022	2022	2022
Net sales	$270.1	$277.1	$280.1	$827.3
Cost of sales	175.4	164.8	169.3	509.5
Gross profit	94.7	112.3	110.8	317.8
Operating expenses:
Selling, general and administrative	71.7	67.6	65.8	205.1
Other	1.3	0.9	0.1	2.3
Total operating expenses	73.0	68.5	65.9	207.4
Operating income	21.7	43.8	44.9	110.4
Interest expense	(7.1)	(7.7)	(9.4)	(24.2)
Interest income	0.2	—	0.1	0.3
Other income (expense)	0.6	(2.6)	0.3	(1.7)
Income from continuing operations before income taxes	15.4	33.5	35.9	84.8
Income tax expense	(3.2)	(7.5)	(9.1)	(19.8)
Income from continuing operations	12.2	26.0	26.8	65.0
Income from discontinued operations, net of tax	4.9	8.3	0.7	13.9
Net income	17.1	34.3	27.5	78.9
Less: net income (loss) attributable to redeemable non-controlling interest	0.3	(0.1)	0.6	0.8
Net income attributable to EnPro Industries, Inc.	$16.8	$34.4	$26.9	$78.1

Income attributable to EnPro Industries, Inc. common shareholders:
Income from continuing operations, net of tax	$11.9	$26.1	$26.2	$64.2
Income from discontinued operations, net of tax	4.9	8.3	0.7	13.9
Net income attributable to EnPro Industries, Inc.	$16.8	$34.4	$26.9	$78.1

Basic earnings per share attributable to EnPro Industries, Inc.:
Continuing operations	$0.57	$1.25	$1.26	$3.09
Discontinued operations	0.24	0.40	0.03	0.67
Basic earnings per share	$0.81	$1.65	$1.29	$3.76
Average common shares outstanding	20.8	20.8	20.8	20.8

Diluted earnings per share attributable to EnPro Industries, Inc.:
Continuing Operations	$0.57	$1.25	$1.26	$3.08
Discontinued operations	0.24	0.40	0.03	0.66
Diluted earnings per share	$0.81	$1.65	$1.29	$3.74
Average common shares outstanding	20.9	20.8	20.9	20.9

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Four Quarters and Year Ended December 31, 2021
(Dollars in Millions)

Sales
	Quarters Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Sealing Technologies	$146.5	$162.5	$146.9	$143.9	$599.8
Advanced Surface Technologies	54.7	59.2	64.3	69.1	247.3
	201.2	221.7	211.2	213.0	847.1
Less: intersegment sales	(2.0)	(2.9)	(1.5)	(0.3)	(6.7)
	$199.2	$218.8	$209.7	$212.7	$840.4

Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$11.0	$23.5	$24.0	$(1.6)	$56.9

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Sealing Technologies	$33.9	$42.6	$34.5	$31.0	$141.9
Advanced Surface Technologies	17.3	15.6	19.4	20.9	73.2
	$51.2	$58.2	$53.9	$51.9	$215.1

Adjusted Segment EBITDA Margin
	Quarters Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Sealing Technologies	23.1%	26.2%	23.5%	21.5%	23.7%
Advanced Surface Technologies	31.6%	26.4%	30.2%	30.2%	29.6%
	25.7%	26.6%	25.7%	24.4%	25.6%

Reconciliation of Adjusted Segment EBITDA to Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Adjusted Segment EBITDA	$51.2	$58.2	$53.9	$51.9	$215.1
Acquisition and divestiture expenses	(0.1)	—	(0.3)	—	(0.4)
Non-controlling interest compensation allocation[1]	(1.6)	(1.3)	(1.3)	(1.2)	(5.3)
Amortization of the fair value adjustment to acquisition date inventory	(2.4)	(2.3)	(1.0)	(4.1)	(9.9)
Restructuring and impairment expense	(1.4)	(0.6)	0.2	(0.6)	(2.4)
Depreciation and amortization expense	(15.6)	(15.4)	(15.4)	(17.0)	(63.4)
Corporate expenses	(12.6)	(13.1)	(11.6)	(27.8)	(65.0)
Interest expense, net	(3.8)	(3.8)	(2.6)	(3.5)	(13.7)
Other income (expense), net	(0.2)	0.5	15.8	(5.1)	11.0
Income (loss) from continuing operations before income taxes	13.5	22.2	37.7	(7.4)	66.0
Income tax benefit (expense)	(2.4)	1.2	(13.6)	6.1	(8.7)
Income from continuing operations	11.1	23.4	24.1	(1.3)	57.3

Less: net income (loss) attributable to redeemable non-controlling interests	0.1	(0.1)	0.1	0.3	0.4
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$11.0	$23.5	$24.0	$(1.6)	$56.9

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Three Quarters and Nine Months Ended September 30, 2022
(Dollars in Millions)

Sales
	Quarters Ended			Nine Months Ended
	March 31,	June 30,	September 30,	September 30,
	2022	2022	2022	2022
Sealing Technologies	$153.6	$155.9	$157.9	$467.4
Advanced Surface Technologies	116.7	121.5	122.5	360.7
	270.3	277.4	280.4	828.1
Less: intersegment sales	(0.2)	(0.3)	(0.3)	(0.8)
	$270.1	$277.1	$280.1	$827.3

Income from continuing operations attributable to EnPro Industries, Inc.	$11.9	$26.1	$26.2	$64.2

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended			Nine Months Ended
	March 31,	June 30,	September 30,	September 30,
	2022	2022	2022	2022
Sealing Technologies	$34.3	$44.1	$39.7	$118.1
Advanced Surface Technologies	34.9	37.8	39.9	112.6
	$69.2	$81.9	$79.6	$230.7

Adjusted Segment EBITDA Margin
	Quarters Ended			Nine Months Ended
	March 31,	June 30,	September 30,	September 30,
	2022	2022	2022	2022
Sealing Technologies	22.3%	28.3%	25.1%	25.3%
Advanced Surface Technologies	29.9%	31.1%	32.6%	31.2%
	25.6%	29.6%	28.4%	27.9%

Reconciliation of Adjusted Segment EBITDA to Income from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended			Nine Months Ended
	March 31,	June 30,	September 30,	September 30,
	2022	2022	2022	2022
Adjusted Segment EBITDA	$69.2	$81.9	$79.6	$230.7
Acquisition and divestiture expenses	(0.2)	(0.3)	—	(0.4)
Non-controlling interest compensation allocation[1]	0.9	(1.4)	0.6	0.1
Amortization of the fair value adjustment to acquisition date inventory	(10.3)	(1.0)	(1.0)	(12.3)
Restructuring and impairment expense	(0.3)	(0.8)	(0.1)	(1.2)
Depreciation and amortization expense	(25.9)	(26.1)	(25.7)	(77.7)
Corporate expenses	(12.9)	(9.4)	(9.1)	(31.4)
Interest expense, net	(6.9)	(7.7)	(9.3)	(23.9)
Other income (expense), net	1.8	(1.7)	0.9	0.9

Income from continuing operations before income taxes	15.4	33.5	35.9	84.8
Income tax expense	(3.2)	(7.5)	(9.1)	(19.8)
Income from continuing operations	12.2	26.0	26.8	65.0
Less: net income (loss) attributable to redeemable non-controlling interests	0.3	(0.1)	0.6	0.8
Income from continuing operations attributable to EnPro Industries, Inc.	$11.9	$26.1	$26.2	$64.2

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense adjustment associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Four Quarters and Year Ended December 31, 2021
(In Millions)
	Quarters Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$11.0	$23.5	$24.0	$(1.6)	$56.9
Net income (loss) attributable to redeemable non-controlling interests	0.1	(0.1)	0.1	0.3	0.4
Income (loss) from continuing operations	11.1	23.4	24.1	(1.3)	57.3

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	3.8	3.8	2.6	3.5	13.7
Income tax expense	2.4	(1.2)	13.6	(6.1)	8.7
Depreciation and amortization expense	15.7	15.5	15.4	17.1	63.8
Restructuring and impairment expense	1.5	0.6	(0.1)	0.5	2.5
Environmental reserve adjustment	—	—	4.5	3.8	8.3
Costs associated with previously disposed businesses	0.2	0.2	0.3	(0.3)	0.4
Net loss (gain) on sale of businesses	1.9	0.1	(19.5)	—	(17.5)
Acquisition and divestiture expenses	—	—	0.6	14.9	15.6
Pension income (non-service cost)	(2.1)	(2.1)	(2.0)	(2.2)	(8.4)
Non-controlling interest compensation allocation[1]	1.6	1.3	1.3	1.2	5.3
Indemnification asset	—	—	—	3.0	3.0
Amortization of the fair value adjustment to acquisition date inventory	2.4	2.3	1.0	4.1	9.9
Other	0.1	(0.3)	0.1	0.1	(0.2)
Adjusted EBITDA	$38.6	$43.6	$41.9	$38.3	$162.4

EnPro Industries, Inc.
Reconciliation of Income from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Three Quarters and Nine Months Ended September 30, 2022
(In Millions)
	Quarters Ended			Nine Months Ended
	March 31,	June 30,	September 30,	September 30,
	2022	2022	2022	2022
Income from continuing operations attributable to EnPro Industries, Inc.	$11.9	$26.1	$26.2	$64.2
Net income (loss) attributable to redeemable non-controlling interests	0.3	(0.1)	0.6	0.8
Income from continuing operations	12.2	26.0	26.8	65.0

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	6.9	7.7	9.3	23.9
Income tax expense	3.2	7.5	9.1	19.8
Depreciation and amortization expense	26.1	26.2	25.7	77.9
Restructuring and impairment expense	1.3	0.7	0.1	2.2
Environmental reserve adjustment	(0.3)	—	0.1	(0.2)
Costs associated with previously disposed businesses	0.2	0.5	0.2	0.8
Net loss (gain) on sale of businesses	0.1	—	—	0.1
Acquisition and divestiture expenses	0.6	0.5	—	1.0
Pension income (non-service cost)	(0.8)	(0.6)	(0.7)	(2.1)
Non-controlling interest compensation allocation[1]	(0.9)	1.4	(0.6)	(0.1)
Asbestos receivable adjustment	—	2.8	—	2.8
Amortization of the fair value adjustment to acquisition date inventory	10.3	1.0	1.0	12.3
Other	0.1	—	0.3	0.5
Adjusted EBITDA	$59.0	$73.7	$71.3	$203.9

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.